FibroBiologics Announces Pricing of $4 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

HOUSTON, Nov. 19, 2025 -- FibroBiologics, Inc. (Nasdaq: FBLG) (“FibroBiologics” or the “Company”), a clinical-stage biotechnology company with 270+ patents issued and pending with a focus on the development of therapeutics and potential cures for chronic diseases using fibroblasts and fibroblast-derived materials, today announced it has entered into a definitive purchase agreement for the issuance and sale to an existing shareholder of 3,540,000 shares of its common stock and pre-funded warrants to purchase 8,570,203 shares of its common stock at a purchase price of $0.3303 per share or pre-funded warrant (less $0.00001 for each pre-funded warrant), in a registered direct offering priced at-the-market under Nasdaq rules. The pre-funded warrants are exercisable at any time at an exercise price of $0.00001 per share and do not expire.

“We’re grateful for the continued support from one of our major shareholders. Their commitment gives us the flexibility to strengthen our capital structure and stay focused on building the future. This kind of long-term alignment allows us to move faster, innovate more aggressively, and fully pursue the opportunities in our pipeline,” said Pete O’Heeron, Founder and Chief Executive Officer.

The purchase price for the shares or prefunded warrants will be paid not in cash but with sovereign-issued .9999 fine gold coins valued at $4,069.18 per oz. based on the spot price of gold at the time of signing of the purchase agreement, delivered to the Company’s depository. The Company intends to liquidate the purchase price into United States dollars in the near term.

In addition, in a concurrent private placement, the Company will issue and sell unregistered warrants to purchase one share of its common stock for each share of common stock or pre-funded warrant purchased in the registered direct offering, for up to 12,110,203 shares of common stock. The unregistered warrants have an exercise price of $0.3303 per share of common stock, will be exercisable beginning on the effective date of, and subject to, approval by our stockholders of the issuance of the shares of common stock upon exercise of the unregistered warrants (the "Stockholder Approval") and will expire five years following the date of the Stockholder Approval. The Company has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") to register the resale of the shares of common stock underlying the unregistered warrants. If at the time of exercise of such warrants there is no effective registration statement registering the shares issuable upon exercise of such warrants, or the prospectus contained therein is not available for the resale of such shares by the warrant holder, then such warrants may also be exercised, in whole or in part, by cashless (net) exercise.

The offering is expected to close on or about November 19, 2025, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from the offering are expected to be approximately $4.0 million, before deducting offering expenses payable by FibroBiologics. FibroBiologics intends to use the net proceeds from the offering for general corporate purposes, including the satisfaction of debt. In addition, if the holders of the unregistered warrants exercise such warrants in full for cash following the Stockholder Approval, the Company would receive additional gross proceeds of approximately $4.0 million. The Company cannot predict when or if the unregistered warrants will be exercised for cash or exercised at all. It is possible that the unregistered warrants may expire and may never be exercised.

The shares of common stock, pre-funded warrants and shares of common stock issuable upon exercise of the pre-funded warrants offered in the registered direct offering (but not the unregistered warrants issued in the concurrent private placement or the shares issuable upon exercise of such unregistered warrants) are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-284663) previously filed and declared effective by the SEC on February 10, 2025. The offering of the shares of common stock and pre-funded warrants in the registered direct offering is being made only by means of a prospectus supplement that forms a part of the registration statement. The final prospectus supplement relating to the securities offered in the registered direct offering will be filed by FibroBiologics with the SEC. When available, copies of the final prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained from the SEC's website at www.sec.gov.

The unregistered warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and/or Regulation D promulgated thereunder, have not been registered under the Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Forward-Looking Statements

This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the satisfaction of customary closing conditions with respect to the registered direct offering and concurrent private placement, the use of proceeds from the registered direct offering and concurrent private placement, the receipt of Stockholder Approval, the exercise of the unregistered warrants and the receipt of proceeds therefrom. These forward-looking statements are based on FibroBiologics' management's current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FibroBiologics' management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption "Risk Factors" and elsewhere in FibroBiologics' annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC's website, www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FibroBiologics assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. FibroBiologics gives no assurance that it will achieve its expectations.

About FibroBiologics

Based in Houston, FibroBiologics is a clinical-stage biotechnology company developing a pipeline of treatments and seeking potential cures for chronic diseases using fibroblast cells and fibroblast-derived materials. FibroBiologics holds 270+ US and internationally issued patents/patents pending across various clinical pathways, including wound healing, multiple sclerosis, disc degeneration, psoriasis, orthopedics, human longevity, and cancer. FibroBiologics represents the next generation of medical advancement in cell therapy and tissue regeneration. For more information, visit www.FibroBiologics.com.

General Inquiries:
info@fibrobiologics.com

Investor Relations:
Nic Johnson
Russo Partners
(212) 845-4242
fibrobiologicsIR@russopr.com

Media Contact:
Liz Phillips
Russo Partners
(347) 956-7697
Elizabeth.phillips@russopartnersllc.com